EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: February 13, 2017

FLAGSHIP VENTURES FUND IV, L.P.

By:	Flagship Ventures Fund IV General Partner LLC
General Partner

By:	/s/ Noubar B. Afeyan
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES FUND IV-RX, L.P.

By:	Flagship Ventures Fund IV General Partner LLC
General Partner

By:	/s/ Noubar B. Afeyan
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES FUND IV GENERAL PARTNER LLC

By:	/s/ Noubar B. Afeyan
Noubar B. Afeyan, Ph.D.
Manager

/s/ NOUBAR B. AFEYAN
NOUBAR B. AFEYAN, PH.D.

/s/ EDWIN M. KANIA, JR.
EDWIN M. KANIA, JR.